UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

ECOTALITY, INC.

(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                  (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 18, 2007, the Registrant signed an agreement to purchase the certain assets of Innergy Power Corporation and its wholly-owned subsidiary, Portable Energy De Mexico, S.A. DE C.V. (collectively the “Sellers”).  Innergy Power Corporation designs and manufactures standard and custom solar-power and integrated solar-battery solutions for government, industrial and consumer applications.  The purchase price for the assets is 3,000,000 shares of the Registrant’s common stock (the “Shares”).  The Registrant has guaranteed to the Sellers that the Shares will be worth $3,000,000 during the 30 day period commencing 11 months from the closing date or the Registrant will be required to either issue additional shares such that the total shares are worth $3,000,000 at that time or pay the seller $3,000,000 in cash.  The Shares are subject to piggy back registration rights and a lock up agreement to be executed by the Sellers’ stockholders.  The agreement is schedule to close on October 1, 2007 and is subject to customary conditions including satisfactory due diligence results

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

2	Agreement for Purchase and Sale of Assets

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	September 19, 2007
Jonathan R. Read

/s/ Harold Sciotto	Secretary	September 19, 2007
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	September 19, 2007
Barry S. Baer